As filed with the Securities and Exchange Commission on August 8, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EAGLE MATERIALS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	75-2520779
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3811 Turtle Creek Blvd., Suite 1100

Dallas, Texas 75219

(Address of Principal Executive Offices, including Zip Code)

EAGLE MATERIALS INC.

AMENDED AND RESTATED INCENTIVE PLAN

(Full Title of the Plan)

James H. Graass, Esq.

Executive Vice President, General Counsel and Secretary

Eagle Materials Inc.

3811 Turtle Creek Blvd., Suite 1100

Dallas, Texas 75219

(Name and Address of Agent for Service)

(214) 432-2000

(Telephone Number, including Area Code, of Agent for Service)

Copies to:

Geoffrey L. Newton, Esq.

Baker Botts L.L.P

2001 Ross Avenue

Dallas, Texas 75201

(214) 953-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share (3)	3,000,000	$66.61	$199,830,000	$27,256.81

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Registrant’s Common Stock that may become issuable under the Eagle Materials Inc. Amended and Restated Incentive Plan by reason of any adjustment resulting from any stock dividend, stock split, recapitalization or other similar transaction with respect to these shares.
(2)	Estimated solely for the purpose of the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act, based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on August 7, 2013.
(3)	Includes the associated rights to purchase preferred stock.

EXPLANATORY NOTE

This Registration Statement is being filed, in accordance with General Instruction E to Form S-8, to register an additional 3,000,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), of Eagle Materials Inc. (the “Company”), which may be issued pursuant to the Eagle Materials Inc. Amended and Restated Incentive Plan (the “Incentive Plan”). The increase in the number of shares authorized to be issued under the Incentive Plan was approved by the Company’s shareholders on August 7, 2013.

The Company previously filed with the Securities and Exchange Commission (the “SEC”) the following registration statements relating to the Incentive Plan (or predecessor Plans): Form S-8 (File No. 333-163061) on November 12, 2009, Form S-8 (File No. 333-54102) on January 22, 2001 and Form S-8 (File No. 03382928) on August 16, 1994 (collectively, the “Prior Registration Statements”). In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Exhibit

4.1	Eagle Materials Inc. Amended and Restated Incentive Plan (incorporated by reference to Appendix A to the Company’s Schedule 14A, as filed with the SEC on June 21, 2013).

5.1	Opinion of James H. Graass as to legality of securities being registered.

23.1	Consent of Counsel (contained in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (included in signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas as of August 8, 2013.

EAGLE MATERIALS INC.

By:	/s/ Steven R. Rowley
Steven R. Rowley
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes each of Steven R. Rowley and James H. Graass to execute in the name of such person who is then an officer or director of the Company, and to sign and file any and all amendments (including post-effective amendments) to this Registration Statement and to take all such other actions in connection therewith as are necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the offering and sale of the securities that are the subject of this Registration Statement, which amendments may make such changes to such Registration Statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of the respective dates set forth below.

Signature	Capacity	Date

/s/ Steven R. Rowley Steven R. Rowley	President, Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2013

/s/ D. Craig Kesler D. Craig Kesler	Executive Vice President – Finance and Administration and Chief Financial Officer (Principal Financial Officer)	August 8, 2013

/s/ F. William Barnett F. William Barnett	Director	August 8, 2013

/s/ Ed H. Bowman Ed H. Bowman	Director	August 8, 2013

/s/ Robert L. Clarke Robert L. Clarke	Director	August 8, 2013

Signature	Capacity	Date

/s/ Martin M. Ellen Martin M. Ellen	Director	August 8, 2013

/s/ Laurence E. Hirsch Laurence E. Hirsch	Director	August 8, 2013

Michael R. Nicolais	Director

/s/ David W. Quinn David W. Quinn	Director	August 8, 2013

/s/ Richard R. Stewart Richard R. Stewart	Director	August 8, 2013

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1	Eagle Materials Inc. Incentive Plan (incorporated by reference to Appendix A to the Company’s Schedule 14A, as filed with the SEC on June 21, 2013).

5.1	Opinion of James H. Graass as to legality of securities being registered.

23.1	Consent of Counsel (contained in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (included in signature page of this Registration Statement).